UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2015

KORN/FERRY INTERNATIONAL

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14505	95-2623879
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California		90067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 1, 2015, Korn/Ferry International, a Delaware corporation (the “Company”), completed its previously announced acquisition (the “Acquisition”) of all the issued and outstanding shares and non-interest bearing convertible preferred equity certificates of HG (Luxembourg) S.à.r.l., a private limited liability company organized under the laws of Luxembourg (“HG Luxco”). Following the closing of the Acquisition (the “Closing”), HG Luxco became an indirect wholly owned subsidiary of the Company.

Under the terms of the Stock Purchase Agreement, dated as of September 23, 2015 (the “Purchase Agreement”), by and between HG (Bermuda) Limited (“Seller”) and the Company, the Company paid Seller an aggregate purchase price of approximately $475 million, consisting of (a) approximately $275 million in cash, net of estimated acquired cash and after giving effect to estimated purchase price adjustments as described in the Purchase Agreement, and (b) 5,922,136 shares of the Company’s common stock, par value $0.01 per share, representing an aggregate value of $200 million based on the volume weighted average price of the Company’s common stock on The New York Stock Exchange on each of the 20 consecutive trading days ending on September 21, 2015 ($218 million based on the closing price of the Company’s common stock on The New York Stock Exchange on November 30, 2015). The Company has also committed to a retention pool of approximately $40 million for certain employees of HG Luxco subject to certain circumstances.

The Company funded the cash portion of the Acquisition in part by borrowing the $150 million delayed term loan under the Company’s Credit Agreement dated as of January 18, 2013 by and among the Company, as borrower, and Wells Fargo Bank, National Association, as lender, as amended.

Prior to the Closing, the Company and Seller entered into a letter agreement, dated November 30, 2015 (the “SPA Letter Agreement”), to provide for, among other things, the acquisition by Korn/Ferry Canada, Inc., a corporation organized under the laws of Canada and an indirect wholly owned subsidiary of the Company, of all the issued and outstanding capital stock of Hay Group Ltd., a corporation organized under the laws of Ontario, Canada and an indirect wholly owned subsidiary of Seller, from Hay Group Investment Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and an indirect wholly owned subsidiary of Seller (the “Hay Canada Share Acquisition”), immediately prior to the consummation of the Acquisition.

The foregoing description of the Purchase Agreement, the SPA Letter Agreement, the Acquisition and the Hay Canada Share Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 24, 2015, and the SPA Letter Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K, the terms of which are incorporated herein by reference.

Item 8.01.	Other Events.

Effective immediately following the Closing on December 1, 2015, Stephen Kaye, the Chief Executive Officer of Hay Group prior to the Closing, was appointed to serve as the Chief Executive Officer of the Company’s combined LTC Hay Group segment.

On December 1, 2015, in connection with the Closing, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 attached hereto include “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include, but are not limited to, the expected benefits of the Acquisition and the combined company’s plans, objectives, expectations and intentions. Such statements are based on current expectations and are subject to numerous risks and uncertainties, many of which are outside of the control of the Company.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (a) the ability to successfully integrate the operations and employees of HG Luxco into the Company; (b) the ability to recognize the anticipated benefits of the Acquisition which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (c) costs related to the Acquisition; (d) changes in applicable laws or regulations; (e) the possibility that the Company or HG Luxco or their respective subsidiaries and affiliates may be adversely affected by other economic, business, and/or competitive factors; and (f) other risks and uncertainties indicated from time to time in the Company’s filings with the SEC.

The Company undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statement and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed with the SEC.

(b)	Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed with the SEC.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 2.1	Letter Agreement, dated November 30, 2015, by and between Korn/Ferry International and HG (Bermuda) Limited.

Exhibit 99.1	Press Release, dated December 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)
Date: December 1, 2015

/s/ Robert P. Rozek
(Signature)
Name: Robert P. Rozek
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 2.1	Letter Agreement, dated November 30, 2015, by and between Korn/Ferry International and HG (Bermuda) Limited.

Exhibit 99.1	Press Release, dated December 1, 2015.